HAND & HAND
a professional corporation
24351 Pasto Raod Suite B
Dana Point CA 92629
(949( 489 2400

                                January 25, 2005



Wellstone Filters, Inc.
250 Crown Boulevard
 Timberlake North Carolina 27583


         Re:   Registration Statement on Form S-8 (the "Registration Statement")

Ladies and Gentlemen:

         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 10,000,000 shares of common stock, $.001 par value per share ("Shares"), including 6,000,000 shares issuable pursuant to the Corporation's 2005 Advisor Compensation Plan embodied in certain consulting agreements (the "2005 Plan") and up to 4,000,000 shares issuable upon exercise of options granted under the 2004 Amended and Restated Stock Option Plan (the "2004 Plan") (collectively, the "Plans").

         In giving this opinion, we have reviewed and examined:

         1.       The Certificate of Incorporation of the Corporation;

         2.       The Bylaws of the Corporation;

         3.    Certain resolutions of the Board of Directors of the Corporation;

         4.       The Registration Statement;

         5.       The Plans; and

         6. Such other matters as we have deemed relevant in order to form our opinion.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement, and if the options are exercised in accordance with their terms and the terms of the relevant Plan, will be legally issued, fully paid and nonassessable.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the reference to our firm name under the caption LEGAL OPINION in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND
a professional corporation